Exhibit 10.64

THIRD AMENDMENT TO THE

LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF

COCA-COLA BOTTLERS’ SALES & SERVICES COMPANY LLC

This Third Amendment to the Limited Liability Company Operating Agreement of Coca-Cola Bottlers’ Sales & Services Company LLC (the “Third Amendment”) is made among all Coca-Cola Bottlers doing business in the United States that are Members of the Company. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in that certain Limited Liability Operating Agreement of Coca-Cola Bottlers’ Sales & Services Company LLC executed by the Members and made effective as of January 1, 2003, as amended (the “Operating Agreement”).

WHEREAS, on or about January 1, 2003, the Members executed the Operating Agreement;

WHEREAS, The Coca-Cola Company (“TCCC”) has executed an Amended and Restated Procurement Agency Agreement with the Company made effective as of January 1, 2008 (the “TCCC PAA”) pursuant to which TCCC named the Company as its exclusive agent for procurement of certain items in connection with TCCC’s North American operations;

WHEREAS, pursuant to the First Amendment to the Operating Agreement adopted and ratified by the Members in 2007, TCCC, acting by and through Coca-Cola North America (“CCNA”), was granted the right to designate one (1) natural person to serve as a Director of the Company, subject to the terms and conditions specified therein;

WHEREAS, pursuant to the Second Amendment to the Operating Agreement, the CCNA Director (as defined in the First Amendment) was disqualified and CCNA’s right to appoint such Director expired upon the consummation of that certain merger transaction pursuant to which Coca-Cola Enterprises, Inc. became a wholly-owned subsidiary of TCCC and was renamed Coca-Cola Refreshments USA, Inc. (“CCR”); and

WHEREAS, as a result of CCR’s refranchising efforts, pursuant to which all CCR’s distribution territories have been or will be sold to independent bottlers thereby reducing CCR’s ownership in the Company, the Members have agreed to once again grant TCCC certain rights with respect to the management of the Company, as more specifically set forth in, and subject to the conditions of, this Third Amendment, and to amend the Operating Agreement as set forth herein.

NOW, THEREFORE, the Members, in accordance with Section 16.10 of the Operating Agreement, hereby amend the terms of the Operating Agreement as follows:

ARTICLE I

ADDITION OF A CCNA DIRECTOR

Section 1.1 Selection of a CCNA Director. Notwithstanding anything in the Operating Agreement to the contrary, TCCC, acting by and through CCNA, shall have the right to designate one (1) natural person who shall be a member of senior management of CCNA to serve as a Director of the Company (the “CCNA Director”). The CCNA Director shall exercise only those rights and duties expressly set forth in this Third Amendment. Any vacancy in the position of CCNA Director shall be filled promptly by CCNA.

Section 1.2 Attendance at Meetings; Voting Rights

(i) Subject to the conditions of this Third Amendment, the CCNA Director shall be entitled to attend all meetings of the Board; provided, however that the CCNA Director shall not have the right to appoint a proxy if such designee is unable to attend any meeting of the Board in accordance with Section 6.4 of the Operating Agreement.

(ii) Subject to subsection (v) below, the CCNA Director shall be entitled to exercise one (1) vote as a member of the Board.

(iii) For purposes of determining the existence of a Director Regular Vote or a Director Extraordinary Vote on all matters, the total number of votes which may be cast shall include the one (1) vote which the CCNA Director is entitled to cast hereunder. For all other purposes, including the determination of a Director Regular Vote or a Director Extraordinary Vote on any matter on which the CCNA Director is not entitled to cast a vote hereunder, the total number of votes which may be cast shall not include the one (1) vote exercisable by the CCNA Director hereunder.

(iv) The CCNA Director may be paid his or her reasonable expenses, if any, of attendance at any meeting of the Board, but only to the extent that all other Directors are so paid by the Company.

(v) Upon the request of the Chairman or the Company’s General Counsel, the CCNA Director may be excluded from participation and/or attendance in any portion of any Board meeting and may be excluded from the right to review or have access to any information that (i) contains sensitive or confidential information of one or more Members or Participants; or (ii) the disclosure of which the General Counsel reasonably determines would be in violation of Company policy or applicable law. Furthermore, to the extent that a matter regarding the relationship between the Company and TCCC is raised for a vote by the Board, the Board, acting without the participation of the CCNA Director and upon the request of two or more Directors may, by Director Regular Vote, determine that the CCNA Director shall be excluded from participation in any such vote.

Section 1.3 Disqualification of the CCNA Director. The CCNA Director shall be immediately disqualified, and TCCC’s right to appoint the CCNA Director as provided in this Third Amendment shall immediately expire, upon the occurrence of any of the following events: (i) the discontinuation, expiration or early termination, for any reason, of the CCNA PAA; (ii) the Company ceases to be authorized to act as agent for TCCC North American operations in connection with procurement of the items originally listed in the CCNA PAA; or (iii) the Company discontinues the activities of the Procurement Division.

Section 1.4 No Agency; Duties. The CCNA Director shall not have the authority to bind the Company, to execute contracts or to expend funds unless such action has been authorized by the requisite Director vote. The CCNA Director shall have the fiduciary duties of loyalty and care similar to those of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware and shall owe such duties to the Company and to all of its Members. The CCNA Director is a Covered Person as defined in the Operating Agreement.

ARTICLE II

MISCELLANEOUS

Section 2.1 Survival. Except as expressly set forth herein, all terms and conditions set forth in the Operating Agreement shall remain in full force and effect pursuant to their terms. In the event of any conflict between the terms of this Third Amendment and the terms of the Operating Agreement, the terms of this Third Amendment shall prevail.

Section 2.2 No Implied Rights or Duties. Neither TCCC nor the CCNA Director shall have any other or further rights with respect to the Company and/or the Members, other than those expressly set forth in this Third Amendment or otherwise agreed to in writing by TCCC and a duly authorized representative of the Company. Without limiting the applicability of the preceding sentence, at no time shall TCCC become, or be deemed to be, a Member of the Company.

Section 2.3 Counterparts. This Third Amendment may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

Section 3.4 Integration. This Third Amendment constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 3.5 Governing Law. This Third Amendment and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the Member set forth below has executed this Third Amendment as of the date set forth below.

Agreed to and accepted this 4th day of December, 2016.

Legal Name of Member (Bottler): Consolidated Beverage Co.

By:	/s/ James E. Harris

Print Name:	James E. Harris

Title:	Vice President

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